UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  February 13, 2015

REO PLUS, INC.
(Exact name of registrant as specified in its Charter)

Texas	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
c/o Boulderado Group, LLC 219 Newbury Street, Suite 333 Boston, Massachusetts 02199 857-342-3483
___________________________________
(Former name or address, if changed since last report)
3014 McCulloch Circle
Houston, Texas 77056
713-478-3832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2015, Richard J. Church, our sole director and principal stockholder, entered into an agreement with each of Boulderado Partners, LLC (“Boulderado”) and Magnolia Capital Fund, LP (“Magnolia”) whereby:

a.
Mr. Church sold to each of Boulderado and Magnolia 887,775 shares of our common stock owned by Mr. Church at a purchase price of $.001 per share.  These constitute all of the shares of Common Stock owned by Mr. Church, representing approximately 95% of our issued and outstanding shares.

b.	Mr. Church sold to each of Boulderado and Magnolia a 50% interest in a certain promissory note issued by the Company to Mr. Church in the principal amount of $298,224.50.
c.	Mr. Church also agreed to convey to each of Boulderado and Magnolia a 50% interest in another promissory note issued by the Company to Mr. Church in the principal amount of $100,000.
d.	Mr. Church retained a non-recourse promissory note issued by Ananda Holding, LLC (“Holding”), a new wholly-owned subsidiary of the Company, in the principal amount of $135,494.14 (the “Holding Note”).

These debt instruments, which in their principal amounts total $533,718.64, replace all prior debt instruments issued by the Company to Mr. Church.

As part of the overall transaction, we transferred to Holding all of our equity interests in Ananda Investments, LLC.  Holding has pledged to Mr. Church our interest in Ananda Investments as security for repayment of the sums due under the Holding Note.  Under the terms of the Holding Note, Holding may transfer our entire interest in Anada Investments  to Mr. Church in exchange for the Holding Note and Mr. Church may exchange the Holding Note for our entire interest in Ananda Investments.  Upon any exchange of our interest in Anada Investments, the Holding Note will be deemed paid in full.  Until such time as the exchange has taken place, Holding has granted to Mr. Church a limited proxy to vote on behalf of Holding on certain matters related to our membership interest in Ananda Investments, with certain major transactions requiring our prior approval, as the sole member of Holding.

We and each of the other members of Ananda Investments provided a guaranty to Prosperity Bank (the “Bank”) in June 2013 of a loan made by the Bank to Ananda Investments, LLC in the original principal amount of $410,173.44.  The loan is secured by the assets of Ananda Investments, LLC.  As part of the transactions described above, Mr. Church has provided a guaranty to us in the event that the Bank makes any demand upon us under its guaranty agreement.  The Bank has previously entered into an agreement providing for the release of its guaranty against us if our membership interest in Ananda Investments is transferred to Mr. Church and provided that Ananda Investments is not then in default under its loan agreement with the Bank.

Mr. Church has appointed Alex B. Rozek, a principal of Boulderado, as our new sole director.  Mr. Rozek has also been appointed as our President and Treasurer and Mr. Church has resigned as a director and as an officer, each effective on February 13, 2015.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary as it relates to the future transfer of our membership interest in Ananda Investments to Mr. Church.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.01 of this Report to the extent necessary as it related to the transfer of 887,775 shares of our Common stock from Mr. Church to each of Boulderado and Magnolia.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.01 of this Report to the extent necessary as it relates to the resignation of Mr. Church as our sole director and our President, Treasurer and Secretary and the election of Mr. Rozek as our sole director, President and Treasurer, all effective February 13, 2015.  Mr. Rozek is a principal of Boulderado, which acquired 50% of each of the Common Stock and promissory notes sold to Boulderado and Magnolia by Mr. Church.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                    Exhibits.

Exhibit
Number                          Exhibit Title

10.1	Non-Recourse Promissory Note dated February 12, 2015 in the original principal amount of $135,494.14.issued to Richard J. Church by Ananda Holding, LLC.

10.2	Pledge Agreement between Ananda Holding, LLC and Richard J. Church dated February 13, 2015.

10.3	Guaranty of Richard J. Church dated February 13, 2015.

10.4	Agreement Regarding Outstanding Promissory Notes by and among REO, Church and Ananda Holding, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REO PLUS, INC.
(Registrant)

Date: February 19, 2015
By:  /s/ Alex B. Rozek
Alex B. Rozek,
President